March 3, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Re:      JMB Income Properties Limited - XII
         Commission File No. 0-16108
         Form 8-K

Gentlemen:

Transmitted, for the above-captioned registrant, is the electronically filed executed copy of registrant's current report on Form 8-K dated February 28, 1994.


Thank you.

Very truly yours,

JMB INCOME PROPERTIES LIMITED - XII

By:      JMB Realty Corporation
         Managing General Partner


         By:   C. SCOTT NELSON
               C. Scott Nelson, Vice President
               Accounting Officer


CSN:jo
Enclosures









March 3, 1994


U.S. Securities and Exchange Commission
Operations Center, Stop 0-7
6432 General Green Way
Alexandria, Virginia  22312

Re:      JMB Income Properties Limited - XII
         Commission File No. 0-16108
         Form 8-K

Gentlemen:

Enclosed, for the above-captioned registrant, is one paper copy of which is manually executed of registrant's report on Form 8-K which is dated February 28, 1994.

Please acknowledge receipt of the Form 8-K filing by signing and returning the enclosed self-addressed post card.

Thank you.

Very truly yours,

JMB INCOME PROPERTIES LIMITED - XII

By:      JMB Realty Corporation
         Managing General Partner


         By:   C. SCOTT NELSON
               C. Scott Nelson, Vice President
               Accounting Officer


CSN:jo
Enclosures
                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549



                                      FORM 8-K


                                   CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):  January 17, 1994



                         JMB INCOME PROPERTIES LIMITED - XII
               (Exact name of registrant as specified in its charter)



     Illinois                       0-16108              36-3337796
(State or other)                 (Commission             (IRS Employer
 Jurisdiction of                  File Number)           Identification No.)
 Organization


                900 N. Michigan Avenue, Chicago, Illinois  60611-1575
                       (Address of principal executive office)



         Registrant's telephone number, including area code:  (312) 915-1987

                                    TOPANGA PLAZA
                               Los Angeles, California

Item 5. Other Events. JMB Income Properties Limited - XII (the "Partnership") owns an interest, through a joint venture ("Joint Venture"), in the Topanga Plaza Shopping Center ("the Center") located in the Northern portion of Los Angeles, California. On January 17, 1994, an earthquake occurred in the Los Angeles, California area. The epicenter was located in the town of Northridge which is approximately six miles from the Center. Consequently, the entire Center, including the four major department stores who own their own buildings, suffered some casualty damage. The approximately 360,000 square feet of the Center's shops owned by the Joint Venture did not suffer major structural damage. The Center's manager, an affiliate of the Partnership's venture partner, was able to complete the clean-up and required life safety procedures in order to open a portion of the Center to the public on January 28, 1994. As of the date of this report, 97 of the Center's 115 shops have opened, and the remaining shops are expected to open during the upcoming weeks as the tenants complete their repairs. Only one of the four major department stores has been able to open and, as further explained below, it may take several weeks or months before the entire Center is open and operating once again.

     Most of the tenant damage at the Center occurred on the second level, where approximately 70% of the tenants lost their glass storefronts. The costs to repair this damage are the responsibility of the various tenants affected. The damage sustained by the Center, for which the Joint Venture is responsible, consisted of, among other things, numerous cracks in the floor tile (primarily at the expansion joints), some water damage from the sprinkler risers being discharged, breaks in some of the water mains as well as sewer lines, masonry cracks at one of the lower level entrances, loss of glass in both the elevators and escalators, numerous cracks in the drywall in the ceiling, and asphalt, sidewalk and curbing cracks in the surrounding parking lot areas. The Joint Venture has commenced restoring the Center and anticipates that it will take approximately four months to complete.

     The estimated cost at this point of the repairs for which the Joint Venture is responsible is approximately $8.8 million. The majority of this cost will be subject to recovery under the Joint Venture's earthquake insurance policy after payment of the required deductible on the Joint Venture's building and improvements and furniture and fixtures. This deductible amounts to $1,705,300, of which the Partnership's share is $989,074 or 58%. The Joint Venture has filed an estimated claim for the above-referenced $8.8 million with its insurer. In addition, the Joint Venture's portion of the Center is insured for a twelve month period for loss of rents due to business interruption caused by an earthquake. The deductible on this coverage is $445,150, of which the Partnership's 58% share is $258,187. The Partnership anticipates that it will pay for its share of the insurance deductibles from its reserves without any material effect on its projected operations for 1994.

     The most significant structural damage to the Center occurred in the four department stores. Each department store owner is continuing to evaluate all of the problems within its store and each has commenced its initial clean-up. However, it may take a period of several months before all of the department stores are open. As of the date of this report, only Nordstrom's department store has opened. At this time, it appears that the Robinson - May store has sustained the most damage and, in fact, certain areas of the store have been condemned by city inspectors. That store owner's preliminary expectation for a reopening date is sometime during November 1994.

     Although the majority of the Center's shops either have opened or will be able to do so within the next few weeks, it is likely that their sales volumes will be reduced as compared to prior years due to the fact that the most significant draw to the Center for many shoppers is the department stores. Some tenants have requested rent concessions and until the entire Center is open and operating again, it is likely additional tenants may request rent concessions in order to continue to operate during the period of time until the department stores open. The Joint Venture anticipates reviewing these requests on a tenant by tenant basis. No final decisions have been made on any requests. One other consequence of the partial condemnation to the Robinson - May store is that Robinson - May has taken back the approximately 25,000 square feet of that store which was leased to the Joint Venture in 1989. Pursuant to the terms of the lease agreement with the Joint Venture, Robinson - May is allowed to terminate the lease in the event there is substantial damage to its existing store (as defined). This would represent the loss of approximately $150,000 in net income from subleases of the eight tenants occupying this space. It is unclear at this time whether the Joint Venture's insurance will cover this lost rent.

     The damage that Topanga Plaza experienced was not unlike that experienced by the other shopping centers in the area. One center, which was the subject of many television news reports, sustained more significant damage than the Center did and the owner is uncertain as to when it will be able to reopen the mall. Another nearby center also sustained some damage to its mall area while its major department stores sustained the most significant damage. To date, that center's mall shops have begun to reopen; however, one department store has announced it will not be rebuilding its store at this center and the remaining department store has recently indicated it hopes to reopen within the next few months.

There will be some adverse effect from this situation on the operations of the Center in the near term, but it is too soon to tell how significant and long-lasting the effect will be.

Item 7.    Financial Statements and Exhibits

       (a)   Financial Statements.  Not Applicable.
       (b)   Proforma financial information - Not Applicable.
       (c)   Exhibits - None.
                                     SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          JMB INCOME PROPERTIES LIMITED - XII

                          By:   JMB Realty Corporation
                                Managing General Partner



                                By:    C. SCOTT NELSON
                                       C. Scott Nelson, Vice President
                                       Accounting Officer






Dated:  February 28, 1994